UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 28, 2010

ARROW FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-12507	22-2448962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Glen Street Glens Falls, NY	12801
(Address of principal executive offices)	(Zip Code)

(518) 745-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders

We held our 2010 Annual Meeting of Stockholders on April 28, 2010.  As of the record date, March 1, 2010, there were 11,018,288 shares of the Company’s common stock outstanding and entitled to vote. The holders of 8,348,264 shares of common stock, 75.8% of the outstanding shares entitled to vote as of the record date were represented at the meeting in person or by proxy, and this amount represented a quorum. The proposals are described in detail in the 2010 Proxy Statement.  At the 2010 Annual Meeting, our stockholders elected four Class C director nominees with terms expiring in 2013 to the Board of Directors and ratified the selection of the independent registered public accounting firm, KPMG LLP, as our independent auditor for the fiscal year ending December 31, 2010.

The matters acted upon at the 2010 Annual Meeting, and the voting tabulation for each matter, are as follows:

1:  The election of four (4) directors to Class C for a term of three (3) years or until their successors shall have been elected and qualified.

Class C Director Nominees:	Votes For:	Votes Withheld:	Abstain	Broker Non- Votes
Herbert O. Carpenter	5,848,306	304,325	---	2,195,633
Gary C. Dake	5,246,071	906,560	---	2,195,633
Mary-Elizabeth T. FitzGerald	5,955,896	196,735	---	2,195,633
Thomas L. Hoy	5,915,600	237,031	---	2,195,633

2:  The ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2010.

Common Stock Voted On:	For	Against	Abstain	Broker Non-Votes
KPMG LLP	8,303,539	26,527	18,198	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated:  April 29, 2010

By: /s/ Terry R. Goodemote

Terry R. Goodemote, Senior Vice President

Treasurer and Chief Financial Officer